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                                                              Exhibit 10.18


                               AMENDMENTS TO THE
                        1994 DIRECTOR STOCK OPTION PLAN
                       1994 EMPLOYEE STOCK PURCHASE PLAN
                                      AND
                           1994 STOCK INCENTIVE PLAN
                                       OF
                            FUISZ TECHNOLOGIES LTD.


         The following resolutions were adopted by the Board of Directors of Fuisz Technologies Ltd. (the "Company") and approved by the Company's stockholders at the Annual Meeting of Stockholders held on August 4, 1997:

         Resolution I:

         RESOLVED, that each of the Company's 1994 Director Stock Option Plan, 1994 Employee Stock Purchase Plan and 1994 Stock Incentive Plan be, and hereby is, amended to provide that up to 4,900,000 shares of Common Stock be available for issuance in the aggregate under those plans together with the Company's 1991 Stock Option Plan and that the 1994 Director Stock Option Plan be and hereby is further amended by multiplying the number of shares set forth in clauses (i) and (ii) of paragraph 5(a) by 3 (to 30,000 and 3,000, respectively) to reflect the three-for-two stock split adopted by the Board of Directors on March 22, 1996 and effective as of April 16, 1996.

         Resolution II:

         NOW, THEREFORE, BE IT RESOLVED, that Section 6(a)(i) of the [1994 Stock Incentive] Plan is hereby amended by adding to the end of the first sentence the following provision:

         "provided, however, that in no event shall any person eligible to receive options hereunder be granted options to purchase in excess of an aggregate of 400,000 share of Common Stock during any calendar year."